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SCHEDULE 11
Statement re Computation of Per Share Earnings
FISCAL 2000

                    No. Days in        Cumulative Days                       No. Shares       Weighted Ave.
                       Month               in Year          Weighting       Outstanding         Shares Out
                  ----------------  ---------------------  ------------   ----------------  ------------------
January                         31                     31         11.31%         5,822,222             658,719
February                        29                     60         10.58%         5,822,222             616,221
March                           31                     91         11.31%         5,822,722             658,775
April                           30                    121         10.95%         5,822,722             637,524
May                             31                    152         11.31%         5,822,822             658,786
June                            30                    182         10.95%         5,828,281             638,133
July                            31                    213         11.31%         5,853,153             662,218
August                          31                    244         11.31%         5,853,653             662,275
September                       30                    274         10.95%         5,857,653             641,349
October                                               274          0.00%                 -                   -
November                                              274          0.00%                 -                   -
December                                              274          0.00%                 -                   -

                  ----------------                         ------------                     ------------------
                               274                               100.00%                             5,833,999

                                                                                            ------------------
Diluted shares outstanding at month end - year to date                                               5,833,999
                                                                                            ==================

Third Quarter

July                            31                     31         33.70%         5,853,153           1,972,258
August                          31                     62         33.70%         5,853,653           1,972,427
September                       30                     92         32.61%         5,857,653           1,910,104
                                                           ------------                     ------------------
                                                                 100.00%                             5,854,789

                                                                                            ------------------
Diluted shares outstanding at month end - 3rd quarter                                                5,854,789
                                                                                            ==================

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